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                                                                      Exhibit 21

Exhibit 21 Subsidiaries of the Registrant


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Name                                                          State of Incorporation
----                                                          ----------------------
IMOJO, Inc.                                                          Delaware
         Medical Resolutions, Inc.                                   Delaware
         Integritas Technologies, Inc.                               Delaware
         MediaThings, Inc.                                           Delaware
         FlashPrez, Inc.                                             Delaware
         Lockwave Technologies, Inc.                                 Delaware

[SUPPOSEDLY 2 OTHERS ACCORDING TO LOCKWAVE ACCOUNTANT]


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